EXHIBIT 23(D)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Tyco International Ltd. on Form S-4 of our report dated February 16, 1996, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona
August 1, 1996